                                                                     EXHIBIT 4.3


                                   EXHIBIT A

                     [FORM OF FACE OF WARRANT CERTIFICATE]


NO. W________                                                  ________ WARRANTS




                           SEARCH CAPITAL GROUP, INC.

                              WARRANT CERTIFICATE



         This Warrant Certificate certifies that FOR VALUE RECEIVED _________________________________________________ or registered assigns thereof
(the "Registered Holder") is the holder of the number of Search Capital Group, Inc. (the "Company") warrants ("Warrants") specified above. Each Warrant entitles the Registered Holder, but only subject to the terms and conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Company one share of Common Stock, par value $0.01 per share (the "Common Stock") of the Company on or before the Expiration Time (as defined herein), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the Corporate Office of ______________________________________, as Warrant Agent, or its
authorized successor (the "Warrant Agent"), at ____________________________, or such other address as the Warrant Agent may specify in writing to the Registered Holder of the Warrants evidenced hereby, accompanied by payment of a price (the "Exercise Price") per Warrant in lawful money of the United States of America in cash or by check or postal, telegraphic or express money order drawn on a commercial bank, trust company or savings and loan having an office or correspondent in the United States and made payable to the order of the "Search Capital Escrow Account." A Warrant shall be exercisable at the Exercise Price indicated below if the Warrant is exercised during the twelve-month period beginning on _________________ of the years indicated below.

                   Twelve Months
               Beginning            ,                Exercise Price
               ----------------------                --------------
                        1996                              $2.00
                        1997                              $2.25
                        1998                              $2.50
                        1999                              $2.75
                        2000                              $3.00

After the Expiration Time, the Warrants shall no longer be exercisable.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ________________, 1996, by and between the Company and the Warrant Agent.

         The term "Expiration Time" shall mean 5:00 P.M., New York time, on ______________, 2001, subject to extension as provided herein. If such date shall fall on a day that is a Saturday or Sunday or a day on which banking institutions are legally authorized to close in the City of New York, then such expiration time shall mean the next following day which in the City of New York is not a holiday or a day on which banking institutions are legally authorized to close ("Business Day").

         In the event of certain contingencies provided in the Warrant Agreement, the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby is subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, this Warrant Certificate shall be cancelled and a new Warrant Certificate or Warrant Certificate of like tenor, which the Warrant Agent shall countersign, shall be delivered as directed by the Registered Holder for the balance of such Warrants.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the Corporate Office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment, and payment of any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         Any Warrants not exercised prior to the Expiration Time will be redeemed by the Company at a redemption price of $0.25 per Warrant, subject to the Company's having funds legally available therefor.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                           SEARCH CAPITAL GROUP, INC.


Dated:                            By:
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                                                   ----------------------------------------------------------------------
                                                   Chairman of the Board


                                           By:
                                              ---------------------------------------------------------------------------

                                                   ----------------------------------------------------------------------
                                                   Chief Financial Officer and                                 Secretary

                                                          [seal]


Countersigned:


- -------------------------------------------
as Warrant Agent


By:
   ----------------------------------------
         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                               SUBSCRIPTION FORM

                    To Be Executed by the Registered Holder
                         in Order to Exercise Warrants

         The Undersigned Registered Holder hereby irrevocably elects to exercise a total of __________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

           PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

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                   [please print or type name and address]


and be delivered to



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                   [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:
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                                                       Address



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                                             Taxpayer Identification Number


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                                                   Signature Guaranteed


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